DT Industries, Inc.
                                          1949 E. Sunshine
                                          Suite 2-300
                                          Springfield, MO  65804
                                          Nasdaq: DTII





At the Company:                           At The Financial Relations Board:
Bruce P. Erdel                            Bob Schwaller          Bill Schmidle
Vice President, Finance                   General Information    Analyst Contact
417/890-0102                              972/830-2295           312/640-6753



FOR IMMEDIATE RELEASE


              DT INDUSTRIES REPORTS 3RD-QTR DILUTED EPS OF 5 CENTS


SPRINGFIELD, Mo., May 6, 1999--DT Industries, Inc. (Nasdaq: DTII) today reported second quarter net income of $492,000, or 5 cents per share on a diluted basis, compared with $7.7 million, or 62 cents per diluted share, a year earlier.

     Net sales for the quarter ended March 28, 1999, were $104.1 million compared with $132.6 million for the prior-year quarter. Third-quarter orders totaled $117.7 million, raising the backlog to $203.8 million from $190.2 million after the second quarter. The backlog was $239.4 million a year ago.

     For the nine months ended March 28, 1999, net income was $5.4 million, or 52 cents per diluted share, compared with $21.3 million, or $1.72 per diluted share, a year earlier. The prior-year nine-month figures include an extraordinary loss on debt refinancing, net of tax benefits, of $1.2 million, or 9 cents per diluted share.

Improved Order Rate

     "We saw a moderate improvement in the order rate during the third quarter, but the order activity remains significantly softer than internal expectations," said Stephen J. Gore, president and chief executive officer. "Although quoting activity is high, we continue to be affected by customer delays in orders, and timing remains questionable on several significant opportunities.

      "We have been especially affected by order softness in the automotive, heavy equipment and agricultural equipment markets," Gore added. "With no real

                                     -more-

DTI Industries, Inc.
Add -1-


improvement in order trends in April, we expect fourth quarter operating results to show only modest improvement over third quarter results."

Cost-Control Efforts, Other Improvements Under Way

     "Several of our operating divisions have reduced their manufacturing head count in view of the soft booking activity," Gore said. "Additionally, we have made high level management changes at certain locations to accelerate our response to operational issues and provide faster penetration of new markets."

     Gore also noted that he was encouraged by significant improvements in results at the plastics division in the Packaging Group. "We are seeing strong improvements in operations," Gore said, "in part because of stringent project management procedures instituted by the recently restructured management team. Overall, the Packaging Group experienced increases in the order rate from the second quarter and is working on several other strong quoting opportunities."

Automation, Packaging Group Sales Diminish From Prior Year

     During the third quarter, the Automation Group was affected across the board by deferred placement of new orders and delays of projects in backlog. Although the group has obtained several new customers in various industries, it continues to be affected by a significant drop in sales to a major electronics customer. Overall Automation Group sales for the third quarter were $68.6 million compared with $91.8 million a year earlier.

     Packaging Group sales diminished slightly to $27.6 million in the quarter from $28.0 million a year earlier. The decrease was the result of significantly lower sales of plastics processing equipment, largely the result of softness in sales of plastics extrusion equipment. That was offset substantially by sales from the August 1998 acquisition of Scheu & Kniss and strong sales of tablet processing systems to customers in the pharmaceutical and nutritional industries.

     Other  business  reflected  a drop in  sales  to $7.9  million  from  $12.8 million, the result of lower revenues for precision metal stamping and fabrication reflecting a soft agricultural equipment industry and the May 1998 sale of the non-core Knitting Elements business.

     For the nine-month period, Automation Group sales declined to $225.4 million from $264.6 million. Packaging Group revenues were down slightly to $77.8 million from $79.7 million and sales from the other businesses dropped to $25.4 million from $36.5 million.

Margins Affected

     DT's overall gross margin for the third quarter dropped to 23.5 percent from 27.5 percent in the prior year, with gross profit down $12.0 million to $24.5 million.

     "Although gross margin on plastics processing equipment returned to historical levels during the third quarter, margins on other products were affected by several factors," Gore said. "We continue to work our way through certain contracts in the Automation Group that have unfavorable margins. That, coupled with product mix,

                                     -more-

DT Industries, Inc.
Add -2-


inefficiencies caused by decreased manufacturing activity and other factors, have contributed to the margin reductions."

Marketing, R&D Efforts Stepped Up

     Although general and administrative expenses were lower in the quarter compared to prior year, increased selling and marketing and research and development efforts contributed to an overall increase in operating expenses in the quarter over prior year. "We have added sales personnel as we seek further diversification of our customer base and broadening of our markets", Gore said. "Additionally, we have experienced an increase in quoting and travel costs."

     "While these expenditures have an adverse effect on short-term results, we remain convinced that they represent a wise investment in the future," Gore said. "These investments are helping us make progress toward our goal of increased penetration into faster-growing markets. It also is imperative that we continue to develop new products and add engineering capabilities to position us for solid growth in the future."

Optimistic Over Long-Term Outlook

     "We continue to maintain a proactive approach toward improving operations across all divisions and are already beginning to see improvements as a result of changes we have instituted," Gore said. "These gains, coupled with the strong level of quoting activity and significant opportunities on large projects, keep us optimistic over the long-term outlook for DT Industries. We also continue to explore acquisition opportunities with a view to broadening our product offerings and extending our market reach."

     DT Industries, Inc. is a leading designer, manufacturer and integrator of automated production systems used to assemble, test or package industrial and consumer products. The company also produces precision metal components, tools and dies for a broad range of industrial applications.

     Certain statements included herein that are not historical, particularly statements about the company's expectations or beliefs, are forward-looking statements. The company's actual results for current or future periods could differ materially from the expected results because of a variety of factors, including economic downturns in industries served, delays or cancellations of customer orders, delays in shipping dates of products, cost overruns on certain projects, currency exchange fluctuations and other factors described in the company's filings with the U.S. Securities and Exchange Commission.


          For further information on DT Industries by fax, at no cost, dial 1-800-PRO-INFO and use ticker symbol "DTII."

                           Financial tables follow....

                                     -more-

                               DT INDUSTRIES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in thousands, except per share data)

                                   (Unaudited)

                                                               Three Months Ended                       Nine Months Ended
                                                         March 28,            March 29,           March 28,            March 29,
                                                            1999                1998                1999                 1998
                                                       ---------------     ----------------    ----------------     ----------------
Net sales                                                   $ 104,097            $ 132,561           $ 328,631            $ 380,756
    Cost of sales                                              79,604               96,054             250,338              277,364
                                                       ---------------     ----------------    ----------------     ----------------
Gross profit                                                   24,493               36,507              78,293              103,392

    Selling, general and
       administrative expenses                                 20,716               19,680              60,021               55,898

Loss on sale of assets of Knitting
    Elements division                                               -                1,383                   -                1,383
                                                       ---------------     ----------------    ----------------     ----------------
Operating income                                                3,777               15,444              18,272               46,111
    Interest expense, net                                       1,724                1,546               5,783                5,102

    Dividends on company-obligated, mandatorily redeemable
    convertible preferred securities of subsidiary DT Capital
    Trust holding solely convertible junior subordinated
    debentures of the Company, at 7.16% per annum               1,253                1,253               3,759                3,759
                                                       ---------------     ----------------    ----------------     ----------------
Income before provision for income
       taxes and extraordinary loss                               800               12,645               8,730               37,250

    Provision for income taxes                                    308                4,931               3,361               14,773
                                                       ---------------     ----------------    ----------------     ----------------
Income before extraordinary loss                                  492                7,714               5,369               22,477

    Extradordinary loss on debt
       refinancing less applicable income
       tax benefits of $800                                         -                    -                   -                1,200
                                                       ---------------     ----------------    ----------------     ----------------
Net Income                                                      $ 492              $ 7,714             $ 5,369             $ 21,277
                                                       ===============     ================    ================     ================

Basic earnings per common share:

    Income before extraordinary loss                           $ 0.05               $ 0.68              $ 0.53               $ 1.99

    Extraordinary loss                                              -                    -                   -                 0.11
                                                       ---------------     ----------------    ----------------     ----------------
    Net income                                                 $ 0.05               $ 0.68              $ 0.53               $ 1.88
                                                       ===============     ================    ================     ================

Diluted earnings per common share:

    Income before extraordinary loss                           $ 0.05               $ 0.62              $ 0.52               $ 1.81

    Extraordinary loss                                              -                    -                   -                 0.09
                                                       ---------------     ----------------    ----------------     ----------------
    Net income                                                 $ 0.05               $ 0.62              $ 0.52               $ 1.72
                                                       ===============     ================    ================     ================
Weighted average common shares outstanding:

    Basic                                                  10,107,274           11,341,028          10,163,246           11,321,735

    Diluted                                                10,111,242           13,726,289          10,254,900           13,671,794



                                     -more-

                               DT Industries, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)

                                                                                     March 28,         June 28,
                                                                                        1999             1998
                                                                                    (Unaudited)
                                                                                    -------------    -------------
Assets
     Current assets:
          Cash and cash equivalents                                                     $ 10,406          $ 6,915
          Accounts receivable, net                                                        68,730           75,634
          Costs and estimated earnings in excess of amounts billed
               on uncompleted contracts                                                   75,617           66,910
           Inventories, net                                                               57,310           48,755
           Prepaid expenses and other                                                      9,289            8,931
                                                                                    -------------    -------------
                Total current assets                                                     221,352          207,145
      Property, plant and equipment, net                                                  75,261           69,183
      Goodwill, net                                                                      179,643          177,578
      Other assets, net                                                                    7,899            6,096
                                                                                    -------------    -------------
                                                                                       $ 484,155         $460,002
                                                                                    =============    =============

Liabilities and Stockholders' Equity
     Current liabilities:
        Current portion of long-term debt                                                  $ 317             $ 55
        Accounts payable                                                                  29,275           33,627
        Customer advances                                                                 18,670           21,791
        Accrued liabilities                                                               35,055           43,232
                                                                                    -------------    -------------
               Total current liabilities                                                  83,317           98,705
                                                                                    -------------    -------------
     Long-term debt                                                                      131,183           89,956
     Deferred income taxes                                                                10,025            7,827
     Other long-term liabilities                                                           3,524            3,455
                                                                                    -------------    -------------
               Total long-term obligations                                               144,732          101,238
                                                                                    -------------    -------------

     Company-obligated, mandatorily redeemable convertible preferred securities of subsidiary DT Capital Trust holding solely
          convertible subordinated debentures of the Company                              70,000           70,000
                                                                                    -------------    -------------

     Stockholders' equity:
          Preferred stock, $0.01 par value; 1,500,000 shares authorized;
              no shares issued and outstanding
         Common stock, $0.01 par value; 100,000,000 shares authorized;
             10,107,274 and 10,502,762 shares outstanding
             at March 28, 1999 and June 28, 1998, respectively                               113              113
         Additional paid-in capital                                                      133,348          134,608
         Retained earnings                                                                85,318           80,561
         Cumulative translation adjustment                                                (1,895)            (778)
         Less-
            Treasury stock (1,268,488 and 873,000 shares at
                 March 28, 1999 and June 28, 1998, respectively), at cost                (30,778)         (24,445)
                                                                                    -------------    -------------
            Total stockholders' equity                                                   186,106          190,059
                                                                                    =============    =============
                                                                                       $ 484,155         $460,002
                                                                                    =============    =============

                                      -30-